UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

SCHEDULE 14C

_________________________

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

DUKE Robotics Corp.
(Name of registrant as specified in its charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

DUKE Robotics Corp.
10 HaRimon Street
Mevo Carmel, Israel, 3903212

NOTICE TO ALL STOCKHOLDERS OF ACTION BY WRITTEN CONSENT

To Our Stockholders:

On September 12, 2025, the Board of Directors of DUKE Robotics Corp., a Nevada corporation (the “Company”), recommended that the Company’s stockholders approve (i) an amendment (the “Amendment”) to its Articles of Incorporation to increase the Company’s authorized shares of common stock, $0.0001 par value per share (the “Common Stock”), from 100,000,000 shares of Common Stock to 350,000,000 shares of Common Stock, $0.0001 par value per share and permit the issuance of up to 10,000,000 shares of blank-check preferred stock (the “Share Increase”), and (ii) authorize the Board of Directors of the Company to effect at a ratio of not less than two (2) to one (1) and not greater than forty (40) to one (1) a reverse stock split of the Company’s issued and outstanding shares of Common Stock which ratio shall be determined by the Board of Directors (the “Reverse Stock Split”). On August 12, 2025, stockholders holding a majority of the Company’s voting power approved the Amendment and the Reverse Stock Split by written consent in lieu of a meeting, in accordance with the Nevada Revised Statutes and the Company’s by-laws.

The information statement accompanying this notice has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, to the holders of the Company’s Common Stock to notify stockholders of the Amendment and the Reverse Stock Split. Since these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendment and the Reverse Stock Split will not be effected until at least 20 calendar days after the mailing of the information statement accompanying this notice. The Company will mail this notice and the information statement on or about September 22, 2025.

The implementation of the Share Increase and Reverse Stock Split shall be taken at such future date as determined by the Board of Directors of the Company, as evidenced by the filing of the Certificate of Amendment and Certificate of Change with the Secretary of State of the State of Nevada. We anticipate that the Reverse Stock Split will become effective within the next 12 calendar months and the Share Increase will become effective on or about October 13, 2025, at such time as the Certificate of Amendment is filed with the Secretary of State of Nevada.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

By order of the Board of Directors
/s/ Yossef Balucka
Name: Yossef Balucka
Title: Chief Executive Officer

Mevo Carmel, Israel
September 22, 2025

DUKE Robotics Corp.
10 HaRimon Street
Mevo Carmel, Israel, 3903212

INFORMATION STATEMENT
September 22, 2025

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (the “Information Statement”) will be sent or given on or about September 22, 2025 , to the stockholders of record as of September 19, 2025 of Duke Robotics Corp., a Nevada corporation (hereinafter referred to as “we,” “us,” “our”, “Duke” or the “Company”). This Information Statement is being circulated to advise our stockholders of actions already approved and taken without a meeting by written consent of the Stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective at least 20 days after the mailing of this Information Statement are as follows:

•        Approval of an amendment (the “Amendment”) to our Articles of Incorporation to increase the Company’s authorized Common Stock from 100,000,000 shares of Common Stock to 350,000,000 shares of Common Stock $0.0001 par value per share and permit the issuance of up to 10,000,000 shares of blank-check preferred stock (the “Share Increase”); and

•        Authorize the Board of Directors of the Company to effect at a ratio of not less than two (2) to one (1) and not greater than forty (40) to one (1) a reverse stock split of the Company’s issued and outstanding shares of Common Stock. To the extent that the actions described herein result in any of the Company’s stockholders holding a fractional share of Common Stock, such stockholder will be automatically entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share, which ratio shall be determined by the Board of Directors (the “Reverse Stock Split”).

On September 12, 2025, our Board of Directors (the “Board”) unanimously recommended that the Company’s stockholders approve the Amendment and the Reverse Stock Split. The holders of a majority of the Company’s voting power approved, by written consent, the Amendment and the Reverse Stock Split on August 12, 2025. The consenting stockholders and their respective ownership percentage of the voting stock of the Company, total in the aggregate of more than 50% of the outstanding voting stock, which is the required vote under the Nevada Revised Statutes and our by-laws. The implementation of the Share Increase and Reverse Stock Split shall be taken at such future date as determined by the Board of Directors of the Company, as evidenced by the filing of the Certificate of Amendment and Certificate of Change, respectively, with the Secretary of State of the State of Nevada. We anticipate that the Reverse Stock Split will become effective within the next 12 calendar months, at such time as the Certificate of Change is filed with the Secretary of State of Nevada and the Share Increase will become effective on or about October 13, 2025, at such time as the Certificate of Amendment is filed with the Secretary of State of Nevada.

A copy of the Certificate of Amendment to the Certificate of Incorporation effecting the Share Increase is attached as Exhibit A to this Information Statement. A copy of the Certificate of Change effecting the Reverse Stock Split is attached as Exhibit B to this Information Statement.

DISSENTERS’ RIGHT OF APPRAISAL

The Nevada Revised Statutes does not provide dissenters’ rights of appraisal to our stockholders in connection with any matter described in this information statement.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on September 19, 2025 (the “Record Date”) are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, the Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.0001 per share. As of the Record Date, the Company had 54,218,813 shares of Common Stock issued and outstanding. All holders of our Common Stock were entitled to vote on the Amendment and the Reverse Stock Split. The implementation of the Share Increase and Reverse Stock Split shall be taken at such future date as determined by the Board of Directors of the Company, as evidenced by the filing of the Certificates of Amendment and the Certificate of Change, respectively, with the Secretary of State of the State of Nevada. We anticipate that the Reverse Stock Split will become effective within the next 12 calendar months, at such time as the Certificate of Change is filed with the Secretary of State of Nevada and the Share Increase will become effective on or about October 13, 2025, at such time as the Certificate of Amendment is filed with the Secretary of State of Nevada. Holders of our Common Stock are currently, and will continue to be, entitled to one vote per share.

EXPENSES

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and any documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees and fiduciaries will forward this information statement to the beneficial owners of our Common Stock held of record by these persons, and we will reimburse them for their reasonable expenses incurred in this process.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

BOARD OF DIRECTORS’ AND STOCKHOLDER APPROVAL

As the Company’s directors and holders of approximately 51.15% of our voting power signed written consents in favor of the Share Increase and the Reverse Stock Split, we are authorized to file the Certificate of Amendment and Certificate of Change with the Nevada Secretary of State. The implementation of the Share Increase and Reverse Stock Split shall be taken at such future date as determined by the Board of Directors of the Company, as evidenced by the filing of the Certificate of Amendment and Certificate of Change, respectively, with the Secretary of State of the State of Nevada. We anticipate that the Reverse Stock Split will become effective within the next 12 calendar months, at such time as the Certificate of Change is filed with the Secretary of State of Nevada and the Share Increase will become effective on or about October 13, 2025, at such time as the Certificate of Amendment is filed with the Secretary of State of Nevada.

The information contained in this Information Statement constitutes the only notice we will be providing to stockholders.

General Effect of the Proposed SHARE INCREASE AND REVERSE STOCK SPLIT and Reasons for Approval

The Board of Directors believes that an increase in the total number of shares of authorized Common Stock is required to permit the issuance of shares of Common Stock to potential investors in the Company and will better enable us to meet our future needs and give us greater flexibility in responding quickly to our corporate financing needs. The increase will also provide additional shares for corporate purposes generally, including equity financings, strategic partnerships, acquisitions, equity incentive grants, and other corporate transactions.

In addition, the Board of Directors believes that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders because it is expected to potentially increase the per-share market price of the Common Stock, which the Board believes may improve the marketability and liquidity of the Common Stock for existing and prospective stockholders; position the Company to more effectively pursue a potential uplisting of its Common Stock on a national securities exchange at a future date, should the Board determine such a listing is desirable; and create a more manageable capital structure that may facilitate potential future financing transactions. The Board of Directors cannot predict, however, the effect of the Reverse Stock Split upon the market price of the Common Stock, and there can be no assurance that the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding or that such price will be sustained for any period of time, see also “Additional Information Regarding the Reverse Stock Split”.

Our Board of Directors knows of no other matters other than those described in this Information Statement that have been recently approved or considered by the holders of our Common Stock.

DESCRIPTION OF SECURITIES

General

As of the Record Date, the Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.0001 per share. As of the Record Date, the Company had 54,218,813 shares of Common Stock issued and outstanding.

Description of Common Stock

The following is a summary of some of the terms of the Company’s Common Stock, which is the Company’s only class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended. The Common Stock is listed on the OTC Pink Market under the symbol “USDR.” This summary is not complete, and is subject to and qualified by the provisions of the Company’s Articles and the Company’s Bylaws, as amended (the “Bylaws”). The terms of the Common Stock are also subject to and qualified by the applicable provisions of the Nevada Revised Statues.

Number of Authorized and Outstanding Shares.    Pending the effectiveness of the Certificate of Amendment, our Certificate of Incorporation currently authorizes the issuance of up to one hundred million (100,000,000) Common Stock and ten million (10,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of the date hereof, there are 54,218,813 shares of our Common Stock issued and outstanding. All of the outstanding shares of Common Stock are duly and validly issued, fully paid and non-assessable.

The holders of shares of Common Stock vote together as one class on all matters as to which holders of Common Stock are entitled to vote. Except as otherwise required by applicable law and subject to the preferential rights of any outstanding Preferred Stock, all voting rights are vested in and exercised by the holders of Common Stock with each share of our Common Stock being entitled to one vote, including in all elections of directors. The Company does not have a classified Board of Directors. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of legally available funds therefore. The Company has not declared any dividends on its Common Stock and does not anticipate paying any dividends on its Common Stock in the foreseeable future. In the event of the Company’s liquidation, dissolution or winding up, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of Preferred Stock, if any, then outstanding. The Common Stock has no cumulative voting rights and no preemptive or other rights to subscribe for shares of the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. All shares of Common Stock currently outstanding are fully paid and non-assessable.

Anti-Takeover Effects of the Company’s Articles and Bylaws

Certain provisions of the Company’s Articles and Bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of the Company. For example, the Company’s Articles and Bylaws include provisions that:

•        allow the Board, subject to a majority vote of the entire Board, to amend the Company’s Bylaws at any meeting;

•        provide that only stockholders owning twenty-five percent (25%) in amount of the entire capital stock of the Company’s issued and outstanding and entitled to vote may call a special meeting of the Company’s stockholders;

•        provide that the Company shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law; and

•        the Board of Directors shall consist of one to nine persons. Increases or decreases to said number may be made, within the numbers authorized by the Articles of Incorporation, as the Board of Directors shall from time to time determine by amendment to the Bylaws. An increase or a decrease in the number of the members of the Board of Directors may also be had upon amendment to the Bylaws by a majority vote of all of the shareholders, and the number of directors to be so increased or decreased shall be fixed upon a majority vote of all of the shareholders of the corporation. Each director shall hold office until the next annual meeting of shareholders of the corporation and until his or her successor shall have been elected and shall have qualified.

Transfer Agent.    Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed, or other evidence satisfactory to the transfer agent with respect to shares not represented by a certificate. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. Our transfer agent is Direct Transfer, LLC, a subsidiary of Issuer Direct Corporation. Located at One Glenwood Ave, Suite 1001 Raleigh, NC 27603. Their website is www.issuerdirect.com.

EFFECTIVE TIME OF ACTIONS APPROVED

The implementation of the Share Increase and Reverse Stock Split shall be taken at such future date as determined by the Board of Directors of the Company, as evidenced by the filing of the Certificate of Amendment and Certificate of Change, respectively, with the Secretary of State of the State of Nevada. We anticipate that the Reverse Stock Split will become effective within the next 12 calendar months, at such time as the Certificate of Change is filed with the Secretary of State of Nevada and the Share Increase will become effective on or about October 13, 2025, at such time as the Certificate of Amendment is filed with the Secretary of State of Nevada. Notwithstanding the foregoing, we must first notify the Financial Industry Regulatory Authority (“FINRA”) of the intended Reverse Stock Split by filing an Issuer Company Related Action Notification Form no later than 10 days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

ADDITIONAL INFORMATION REGARDING THE REVERSE STOCK SPLIT

General

Our Board recommended by unanimous written consent that the Company’s stockholders authorize the Board of Directors of the Company to effect at a ratio of not less than two (2) to one (1) and not greater than forty (40) to one (1) a reverse stock split of the Company’s issued and outstanding shares of Common Stock, which ratio shall be determined by the Board of Directors. To the extent that the actions described herein result in any of the Company’s stockholders holding a fractional share of Common Stock, such stockholder will be automatically entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. The implementation of the Reverse Stock Split shall be taken at such future date as determined by the Board of Directors of the Company, as evidenced by the filing of a Certificate of Change with the Secretary of State of the State of Nevada. We anticipate that the Reverse Stock Split will become effective within the next 12 calendar months.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose and Effect of the Reverse Stock Split

The Board of Directors believes that the Reverse Stock Split is appropriate in order to reduce the number of shares to a number that the Board believes is more appropriate and conducive to attracting investors. In addition, the Board of Directors believes that an increase in the price of the Common Stock to a level needed for listing on a national securities exchange will be of benefit to stockholders, although there are no current plans to list the Company’s securities on a national securities exchange. In addition, we currently do not have any additional authorized shares to issue and need additional shares to facilitate potential future capital raises. By effectuating the Reverse Stock Split we will make the float of our Common Stock more manageable, it will assist us in potentially qualifying for a national listing and it will position us to raise additional capital in the future.

However, the effect of the decrease of outstanding shares of Common Stock of the Company, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like the Company is varied. Further, it cannot be assured that the Company’s stock price per share will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the actions described herein because, among other things, the stock price of the Company’s Common Stock may be based on our performance and other factors.

The principal effect of the decrease of authorized shares of Common Stock of the Company will be the reduction in the number of issued and outstanding shares of Common Stock depending on the specific reverse stock split ratio that will eventually be effected by the Company. This will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the actions described herein result in any of the Company’s stockholders holding a fractional share of Common Stock. The outstanding Common Stock of the Company will remain fully-paid and non-assessable. The Reverse Stock Split will not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Certain Risks Associated with Reverse Stock Split

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

We anticipate that the Reverse Stock Split will become effective within the next 12 months. Beginning on the Effective Date, each stock certificate or other evidence representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, Direct Transfer, LLC, a subsidiary of Issuer Direct Corporation, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates (or an electronic book-entry) representing post-Reverse Stock Split shares of Common Stock. No new stock certificates will be issued to a stockholder until such Stockholder has surrendered the outstanding stock certificate(s) held by such stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the Certificate of Change and the effectiveness of the Reverse Stock Split, we must first notify FINRA by filing an Issuer Company Related Action Notification Form no later than 10 days prior to our anticipated record date of the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, the Company will issue to the stockholders one additional share of Common Stock for each fractional share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table provides information as of September 22, 2025 regarding beneficial ownership of our Common Stock by: (i) each person known to us who beneficially owns more than five percent of our Common Stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables do not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

As of September 22, 2025, we had 54,218,813 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% Stockholders:
Afek Trading – Kadosh and Razi Ltd.(2)	7,423,895	13.69%
Y.D More Investments Ltd.(3)	11,250,000	20.75%
Named Executive Officers:
Sagiv Aharon	5,024,537	9.25%
Yariv Alroy	5,813,267	10.72%
Eran Antebi	120,000	0.22%
Yossef Balucka	450,000	0.82%
Erez Nachtomy	1,516,801	2.72%
Shlomo Zakai	50,000	0.09%
Keren Gousman Golan	—	—%
Vadim Maor	—	—%
All directors and executive officers as a group (7 Persons)**	12,739,605	23.52%

____________

(1)      The persons named in this table have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from September 22, 2025, and the total outstanding shares used to calculate each beneficial owner’s percentage includes such shares, although such shares are not taken into account in the calculations of the total number of shares or percentage of outstanding shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within 60 days of September 22, 2025.

(2)      Address: C/O Mr. Amir Kadosh, Zabotinsky 50, Givat Shmuel, Israel.

(3)      Based solely on information contained in Form 13D filed with the SEC on June 25, 2024. Includes (i) 10,000,000 shares of Common Stock, $0.0001 held directly by More Provident Funds and Pension Ltd., an Israeli company controlled by Y.D More Investments Ltd. and (ii) 1,250,000 shares of Common Stock, held directly by More Co-Invest (L.P.), Limited Partnership, an Israeli limited partnership, whose general partner, More Co-Invest 1 (G.P.) Ltd., is controlled by Y.D More Investments Ltd. Y.D More Investments Ltd. is an Israeli public company controlled through a voting agreement among the following individuals: (a) Yosef Meirov, directly and through B.Y.M. Mor Investments Ltd., a company he controls with Michael Meirov and Dotan Meirov, (b) Benjamin Meirov (c) Yosef Levy and (d) Eli Levy through Elldot Ltd., a wholly owned company. More Provident Funds and Pension Ltd. hold an additional 10,000,000 warrants exercisable into 10,000,000 shares of Common Stock and More Co-Invest (L.P.), Limited Partnership holds an additional 1,250,000 warrants exercisable into 1,250,000 shares of Common Stock. However, due to beneficial ownership blockers of 19.99% More Provident Funds and Pension Ltd. and More Co-Invest 1 (G.P.) Ltd. are precluded from exercising each of their respective warrants to the extent that the Reporting Persons, in the aggregate, would, after such exercise, collectively beneficially own in the aggregate a number of shares of the Issuer’s Common Stock that represents in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the warrants.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to DUKE Robotics Corp., 10 HaRimon Street, Mevo Carmel, Israel, 3903212, Attn: Yossef Balucka, Chief Executive Officer. Our principal executive office is located at 10 HaRimon Street, Mevo Carmel, Israel, 3903212.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 10 HaRimon Street, Mevo Carmel, Israel, 3903212, Attn: Yossef Balucka, Chief Executive Officer.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Company at its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for informational purposes in connection with the stockholder actions by written consent described herein, pursuant to and in accordance with Rule 14c-2 under the Exchange Act. Please carefully read this Information Statement.

By order of the Board of Directors
/s/ Yossef Balucka
Dated: September 22, 2025	Name: Yossef Balucka
Title: Chief Executive Officer

Exhibit A

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: DUKE Robotics Corp.

Entity or Nevada Business Identification Number (NVID): NV20151076168

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

[X] Certificate to Accompany Restated Articles or Amended and Restated Articles

[ ] Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

[X] Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

[ ] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) [ ] incorporators [ ] board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

[X] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 27,731,498

Or [ ] No action by stockholders is required, name change only.

[ ] Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

[ ] The entity name has been amended.
[ ] The purpose of the entity has been amended.
[ ] The authorized shares have been amended.
[ ] Other: (specify changes)

[ ] Dissolution
[ ] Merger
[ ] Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article IV is amended and restated as set forth on Exhibit A. (attach additional page(s) if necessary)
6. Signature: (Required)	X ____________________ Title Signature of Officer or Authorized Signer X ____________________ Title Signature of Officer or Authorized Signer *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

Exhibit A

ARTICLE IV

Capital Stock

The total number of shares of stock which the Corporation shall have the authority to issue is Three Hundred Sixty Million (360,000,000) shares, consisting of: (1) three hundred fifty million (350,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and (2) ten million (10,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The Preferred Stock shall be blank-check preferred stock.

The designation and the preferences, limitations and relative rights of the Common Stock and the Preferred Stock of the Corporation are as follows:

A. Provisions Relating to the Common Stock.

1. Voting Rights. The holders of the Common Stock shall be entitled to one vote per share on all matters submitted to a vote of shareholders, including, without limitation, the election of directors. Unless otherwise adopted by the Board of Directors and approved by a vote of the shareholders of the Corporation, a simple majority of 51% of all the shares of Common Stock eligible to vote shall be required to pass matters brought before the shareholders of the Corporation.

2. Dividends. Except as otherwise provided by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if provided by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

3. Liquidating Distributions. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation, and except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, the remaining assets of the Corporation shall be distributed pro-rata to the holders of the Common Stock.

B. Provisions Relating to the Preferred Stock

1. General. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

2. Preferences. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a)     whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

(b)    the number of shares to constitute the class or series and the designation thereof;

(c)     the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(d)    whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e)     whether or not the shares of a class or series shall be subject to the operation of retirement of sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(f)     the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g)    the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(h)    whether or not the shares or any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i)     such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

Exhibit B

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: DUKE Robotics Corp. Entity or Nevada Business Identification Number (NVID): NV20151076168
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: One Hundred Million (100,000,000) shares of common stock, par value $0.0001 per share, and Ten Million (10,000,000) shares of preferred stock, par value $0.0001 per share.
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: One Hundred Million (100,000,000) shares of common stock, par value $0.0001 per share, and Ten Million (10,000,000) shares of preferred stock, par value $0.0001 per share.
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: One share of Common Stock will be issued to each record holder after the change for every [•] shares held by such holder immediately prior to the change.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: All fractional shares of common stock will be rounded up to the nearest next whole share on a per shareholder basis.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X ______________________ Signature of Officer Title Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

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Revised: 8/1/2023

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